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                                                                 Exhibit 10.35.1

[LETTERHEAD APPEARS HERE]
*BANK OF SCOTLAND
CORPORATE BANKING                        Corporate Banking (Scotland)
                                         4th Floor
                                         New Uberior House
                                         11 Earl Grey Street
                                         Edinburgh
                                         EH3 9BN
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
Strictly Private & Confidential          Telephone: Direct Line:  0131-559-0717
Vernon Brannon, Senior Vice President               Switchboard:  0131-442-7777
HLM Design Inc                                      Fax:          0131-859-0760
Suite 2950
121 West Trade Street                    Email:     chris_solley@bankofscotland.co.uk
Charlotte, NC 28202-5399                 Our Ref:   CORP/03
USA                                      Your ref:

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                                                               18 September 2002


Dear Vernon,

Re: Term Loan dated 15th February 2002 ("the Term Loan") between GA Design International (Holdings) Limited ("Borrower") and Bank of Scotland ("BoS")

With reference to schedule 4 (Financial Covenants) of the Term Loan agreement. The purpose of this letter is to confirm that BoS shall review the current suite of covenants prior to 31st October 2002, and in the meantime, BoS will waive the Borrowers obligation to comply with the Gearing (clause 1.1). Trade Debtor Cover (1.2) and Consolidated Interest Cover (1.5) covenant tests, as at 31st July 2002.

This waiver is for a period of one year and a day and only applies to the financial covenants and test date noted above, and is provided on the basis that the Borrower and BoS agree a revised suite of covenants prior to the 31st October test.

All other rights are reserved under the facility letter as noted above.

I trust that this is in order.



Kind regards


/s/ Chris Solley

Chris Solley
Corporate Banking Manager